Exhibit 99.1

eXp World Holdings Announces Preliminary Third Quarter 2020 Business Highlights

Company to Report Third Quarter Financial Results on November 9

BELLINGHAM, Wash. — October 27, 2020 — eXp World Holdings, Inc. (Nasdaq: EXPI), the holding company for eXp Realty and VirBELA, today provided preliminary unaudited financial and operational results for the third quarter ended September 30, 2020.

eXp World Holdings Preliminary Third Quarter 2020 Highlights (the financial information below is subject to change and could be different when earnings are released):

●	The number of agents and brokers on the eXp Realty platform increased 56% to 35,877 at the end of the third quarter of 2020, compared to 23,034 a year ago.
●	Residential transaction sides closed for the third quarter of 2020 increased 95% to 75,392, compared to 38,567 during the third quarter of 2019.
●	Residential transaction volume closed for the third quarter of 2020 increased 112% to $23.6 billion, compared to $11.1 billion during the third quarter of 2019.
●	eXp Realty ended the third quarter with a 73 agent Net Promoter Score, which measures agent satisfaction, as compared to 61.
●	eXp Realty continues to maintain a Glassdoor rating of 4.6 placing it close to the top of all large companies in terms of culture and collaboration.
●	VirBELA revenue grew more than 360%.
●	International expansion continues with the launch of South Africa, with near-term plans to expand into additional key international markets.

“As one of the fastest-growing residential real estate brokerages, we continue to deliver on our value proposition to agents, consumers and shareholders,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Our world-class agents combined with a progressive cloud-based model provides a significant competitive advantage in the real estate industry, driving eXp to yet another quarter of record results.”

This information is delivered in advance of the company's quarterly earnings report that will be released on Monday, November 9, 2020 and can be viewed on the company’s website at www.expworldholdings.com.

Third Quarter Financial Results – Virtual Fireside Chat

The company will hold a virtual fireside chat and investor Q&A session with eXp World Holdings Founder and CEO Glenn Sanford and CFO Jeff Whiteside on Tuesday, Nov. 10

to discuss third quarter financial results and recent milestone achievements.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies.

Date: Tuesday, Nov. 10, 2020

Time: 11:00 a.m. – 12:00 p.m. Eastern time (8:00 – 9:00 a.m. Pacific time)

Location: VirBELA Open Campus in the Auditorium. Join at virbela.com.

Livestream: expworldholdings.com/events

About eXp World Holdings

eXp World Holdings, Inc. (Nasdaq: EXPI) owns eXp Realty and VirBELA.

eXp Realty, The Real Estate Cloud Brokerage, is one of the fastest-growing, global residential real estate companies with more than 36,000 agents in the United States, Canada, the United Kingdom Australia and South Africa. As a subsidiary of a publicly traded company, eXp Realty uniquely offers real estate professionals within its ranks opportunities to earn eXp World Holdings stock for production and contributions to overall company growth.

VirBELA is an immersive technology platform for business, events and education. Its modern, cloud-based environment provides a virtual experience for workers, attendees, students and more to communicate, collaborate, meet and socialize. For more information, visit the company’s website at virbela.com.

For more information, please visit the company’s website at www.expworldholdings.com.

Safe Harbor Statement
The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

Company Contacts:

Investor Relations

Investors@expworldholdings.com

Media Relations

Mediarelations@expworldholdings.com